UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		April 1, 2016

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 300, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 449-9600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 1, 2016, Hyster-Yale Capital Holding Italy S.r.l. (“HY Italy”), an indirect, wholly-owned subsidiary of Hyster-Yale Materials Handling, Inc. (the “Company”), acquired 100% of the outstanding shares of Penta Holding S.p.A. (“Penta”) from its shareholders and therefore, indirectly, an approximately 50.43 percent stake in Bolzoni S.p.A. (“Bolzoni”). The acquisition is the result of the closing of the transactions contemplated by the Share Purchase Agreement between the Company and the Penta shareholders that was announced on February 15, 2016.
As previously announced, HY Italy will, in compliance with Italian law and CONSOB regulations, commence the steps to launch a mandatory tender offer in Italy for all of the remaining outstanding shares of Bolzoni, with the intention to achieve the delisting of Bolzoni following completion of the mandatory tender offer and the processes related thereto.
The Company issued a press release in connection with the transactions described above on April 1, 2016, which press release is attached as Exhibit 99 hereto and incorporated herein by reference. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Forward-looking Statements Disclaimer

This Current Report on Form 8-K contains forward-looking statements within the meaning of the U.S. federal securities laws. These forward-looking statements may include, but are not limited to, statements as to the mandatory tender offer in Italy and any other statements about the Company’s or Bolzoni’s managements’ future expectations, beliefs, goals, plans or prospects. Any statements that are not statements of historical fact (including any statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Readers are cautioned that all forward-looking statements are based on current expectations and involve risks and uncertainties and a number of factors could cause actual results to differ materially from any results indicated in this Current Report on Form 8-K or in any other forward-looking statements made by the Company, or on the Company’s behalf. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to: (1) the possibility that competing offers may be made for Bolzoni, (2) conditions affecting the industries in which the Company or Bolzoni operate may change, (3) the Company may not be able to successfully integrate Bolzoni’s operations and employees, (4) other factors that may affect Bolzoni and that are described under the heading “Principal Risks and Uncertainties” in Bolzoni’s Annual Report for the year ended December 31, 2014 and its Quarterly Reports, (5) reduction in demand for lift trucks and related aftermarket parts and service on a global basis, (6) the ability of dealers, suppliers and end-users to obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (7) the political and economic uncertainties in Eastern Europe and Brazil, (8) customer acceptance of pricing, (9) delays in delivery or increases in costs, including transportation costs, of raw materials or sourced products and labor or changes in or unavailability of quality suppliers, (10) exchange rate fluctuations, changes in non-U.S. import tariffs and monetary policies and other changes in the regulatory climate in the non-U.S. countries in which the Company operates and/or sells products, (11) delays in manufacturing and delivery schedules, (12) bankruptcy of or loss of major dealers, retail customers or suppliers, (13) customer acceptance of, changes in the costs of, or delays in the development of new products, (14) introduction of new products by, or more favorable product pricing offered by, competitors, (15) product liability or other litigation, warranty claims or returns of products, (16) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (17) changes mandated by federal, state and other regulation, including health, safety or environmental legislation, (18) the successful commercialization of Nuvera’s technology and (19) the introduction of a more accepted product to the market by a competitor, making the Nuvera technology less marketable. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they are made and, except as required by law, the Company does not express any intention or undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K and as a result, no undue reliance should be placed on these forward-looking statements.

Disclaimer

The mandatory tender offer in Italy will not be made, directly or indirectly, in the United States of America, or by use of the mails, or any means or instrumentality (including, without limitation, facsimile transmission, telephone and internet) of interstate or foreign commerce of, or any facilities of any national securities exchange of, the United States.
This Current Report on Form 8-K does not constitute an extension into the United States of any offer mentioned in this Current Report on Form 8-K, nor does this Current Report on Form 8-K constitute nor form part of an offer to buy securities or the solicitation of an offer to sell securities in the United States or any other jurisdiction in which, or to any persons to whom, such offer or solicitation would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99	Press Release dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 1, 2016		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Charles A. Bittenbender
Name: Charles A. Bittenbender
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	Press Release dated April 1, 2016.